UNITED STATES

SECURITIES EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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WCI Communities, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following press release was issued by WCI Communities, Inc. (“WCI”), on June 5, 2007:

ISS AND GLASS LEWIS RECOMMEND THAT WCI SHAREHOLDERS

VOTE ON THE WHITE PROXY CARD FOR THE CURRENT BOARD

OF DIRECTORS AT WCI ANNUAL MEETING

BONITA SPRINGS, Fla. – June 5, 2007 – WCI Communities, Inc. (NYSE:WCI) today announced that two independent shareholder advisory firms, Institutional Shareholder Services (ISS) and Glass, Lewis, recommend that WCI shareholders vote the WHITE proxy card and FOR the Company’s nominees to re-elect the current Board of Directors at the forthcoming WCI Annual Meeting and not vote for the slate of candidates put forth by Carl Icahn.

In making its recommendation, ISS concluded, “We believe the dissidents [nominees of the Icahn Group] have failed to build a case for assuming board control. The dissidents have not proposed specific plans for the company, and if nominated, could have an inherent conflict of interest with respect to acquiring the company, particularly given their recently expired tender offer. As such we recommend that shareholders vote on the WHITE proxy card and vote FOR the management nominees.”

Glass, Lewis stated in its report that “We believe that the participation of dissident nominees on the WCI board could provide the Icahn Group certain advantages not afforded to the other bidders. Moreover, we believe that the Icahn Group failed to present shareholders with an alternative operating plan for WCI in the case the dissident were to win control of the board. Given these considerations, we believe that the WCI board of directors should be allowed the opportunity to complete its pending strategic review.”

WCI’s presentation is posted on its website (www.wcicommunities.com) and describes the independence and experience of the current WCI Board, as well as the Board’s plan and commitment to maximizing value for all WCI shareholders through a potential sale of the Company.

Don E. Ackerman, Chairman of the Board, commented, “We are pleased that these firms have recommended that their clients vote for the entire slate of WCI directors since we firmly believe that re-electing the current Board is the best way to ensure that the sale process will continue to be open and fair and designed to maximize the value for all shareholders.”

The complete presentation has been filed with the Securities and Exchange Commission and can be accessed at www.sec.gov and on the WCI website at www.wcicommunities.com.

Stockholders with questions, who require assistance with voting, or need additional copies of the Company’s proxy materials, please contact Innisfree M&A Incorporated, toll-free at (888) 750-5834. Banks and brokers may call collect at (212) 750-5833.

Important Information

WCI has filed a definitive proxy statement in connection with its 2007 annual meeting of shareholders. WCI shareholders are strongly advised to read the definitive proxy statement carefully, as it contains important information. Shareholders can obtain the definitive proxy statement, any amendments or supplements to the definitive proxy statement and other documents filed by WCI with the U.S. Securities and Exchange Commission (the “SEC”) for free at the Internet website maintained by the SEC at www.sec.gov. Copies of the definitive proxy statement and any amendments and supplements to the definitive proxy statement are also available for free at WCI’s Internet website at www.wcicommunities.com or by writing to WCI Communities, Inc., 24301 Walden Center Drive, Bonita Springs, Florida 34134. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, Innisfree M&A Incorporated, at (888) 750-5834 toll-free or by email at info@innisfreema.com. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of WCI’s shareholders is available in the definitive proxy statement filed on Form 14A with the SEC on Monday, April 30, 2007.

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About WCI

WCI Communities, Inc., named America’s Best Builder in 2004 by the National Association of Home Builders and Builder Magazine, has been creating amenity-rich, master-planned lifestyle communities since 1946. Florida-based WCI caters to primary, retirement, and second-home buyers in Florida, New York, New Jersey, Connecticut, Maryland and Virginia. The company offers traditional and tower home choices with prices from the high-$100,000s to more than $10 million and features a wide array of recreational amenities in its communities. In addition to homebuilding, WCI generates revenues from its Prudential Florida WCI Realty Division, and title businesses, and its recreational amenities, as well as through land sales and joint ventures. The company currently owns and controls developable land on which the company plans to build over 19,500 traditional and tower homes.

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For more information about WCI and its residential communities visit

www.wcicommunities.com

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Forward-Looking Statement

Certain information included herein and in other company reports, Securities and Exchange Commission filings, statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about the company’s anticipated operating results, financial resources, ability to acquire land, ability to sell homes and properties, ability to deliver homes from backlog, and ability to secure materials and subcontractors. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other company reports, filings, statements and presentations. These risks and uncertainties include WCI’s ability to compete in real estate markets where we conduct business; the availability and cost of land in desirable areas in its geographic markets and elsewhere and our ability to expand successfully into those areas; WCI’s ability to obtain necessary permits and approvals for the development of its lands; the availability of capital to WCI and our ability to effect growth strategies successfully; WCI’s ability to pay principal and interest on its current and future debts; WCI’s ability to comply with outstanding debt agreements/covenants; S&P and/or Moody’s downgrades; WCI’s ability to maintain or increase historical revenues and profit margins; availability of labor and materials and material increases in labor and material costs; increases in interest rates and availability of mortgage financing; the level of consumer confidence; increased customer cancellations or defaults; adverse legislation or regulations; unanticipated litigation or legal proceedings; changes in accounting rules, including changes in percentage of completion accounting; natural disasters; availability and cost of insurance and surety bonds, lack of visibility in the marketplace and inability to gauge timing of market turnarounds; or deterioration and changes in general economic, real estate and business conditions. If one or more of the assumptions underlying our forward-looking statements proves incorrect, then the company’s actual results, performance or achievements could differ materially from those expressed in, or implied by the forward-looking statements contained in this report. Therefore, we caution you not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This statement is provided as permitted by the Private Securities Litigation Reform Act of 1995.